Exhibit 10.120

AMENDMENT NO. 6

TO

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 6 (this “Amendment”) is entered into as of January 14, 2003, by and among I.F.S. OF NEW JERSEY, INC., a New Jersey corporation (“Borrower”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), the undersigned financial institutions which are now or which hereafter become a party to the Loan Agreement (collectively, the “Lenders” and individually, a “Lender”), and PNC as agent for Lenders (PNC, in such capacity, “Agent”).

BACKGROUND

Borrower, Agent and Lenders are parties to a Revolving Credit and Security Agreement dated as of October 15, 1997 (as amended by Amendment No. 1 dated as of July 31, 1998, Amendment No. 2 dated as of August 1, 1999, Amendment No. 3 dated as of June 23, 2000, Amendment No. 4 dated July 11, 2001, Amendment No. 5 dated August 31, 2001 and as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

Borrower has requested that Agent and Lenders consent to a merger of Eos Acquisition Corp., a New Jersey corporation, with and into Borrower with Borrower emerging as the surviving corporation, all of the stock of which shall be owned by Eos International, Inc., a Delaware corporation (the “Eos Merger”) and to amend provisions of the Loan Agreement as hereafter provided. Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the foregoing consent and in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 6, the Loan Agreement is hereby amended as follows:

(a) Section 1.2 is amended as follows:

(i) the following defined terms are added in their appropriate alphabetical order:

“Amendment No. 6” shall mean Amendment No. 6 to Revolving Credit and Security Agreement, dated as of January 14, 2003, by and among Borrower, Agent and Lenders.

“Amendment No. 6 Effective Date” shall mean the date when the conditions of effectiveness set forth in Amendment No. 6 have been met to Agent’s satisfaction.

“Change of Management” shall mean any of James Cascino, Jack Hood and/or Kandiss Schulz shall cease, for any reason, to be employed in a management position with the Borrower.

(ii) the following defined terms shall be amended in their entirety as follows:

“Original Owner” shall mean EOS International, Inc., a Delaware corporation.

“Term” shall mean the Closing Date to December 31, 2003, as the same may be extended in accordance with the provisions of Section 13.1 hereof.

(b) A new Section 7.18 is added to the end of Article VII to provide as follows:

“7.18 Payments to Parent and Affiliates. Pay management or other fees and expenses to the Original Owner or any Affiliate provided, however, that absent a Default or Event of Default, Borrower shall be permitted to pay such fees not to exceed an aggregate amount of $300,000 in any consecutive twelve month period.

(c) Section 10.13 of the Loan Agreement is amended in its entirety to provide as follows:

“10.13 any Change of Ownership or Change of Management shall occur; or”

(d) Section 13.1 of the Loan Agreement is amended by deleting the last sentence in its entirety and inserting the following in its place and stead:

“In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Borrower shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to $240,000 if the Early Termination Date occurs on or after the Amendment No. 6 Effective Date to and including the date immediately preceding the last day of the Term.”

3. Capital Sale. As an inducement to Agent to consent to the Eos Merger, Borrower has represented to Agent that in connection with the Eos Merger, Original Owner shall receive cash in the amount of at least $7,500,000 from the proceeds of a sale of stock of the Original Owner (the “Capital Sale”) which Capital Sale shall be utilized to, among other things, repay the outstanding bridge loan in the amount of $4,000,000 owed by Original Owner (the “Bridge Loan”).

4. Accommodation Fee. To induce Lender to enter into this Amendment, Borrower hereby agrees to pay Agent an accommodation fee of $25,000 (the “Accommodation Fee”). This fee is due and fully earned on the date hereof and Agent shall, without making demand, charge this fee to Borrower’s loan account as a Revolving Advance.

5. Consent to Eos Merger Documentation. Subject to satisfaction of the conditions precedent set forth in Section 6, Agent hereby consents to the Eos Merger as contemplated by the Eos Merger Documents as in effect on the date hereof (as hereafter defined) and hereby waives any Default or Event of Default which may arise or result from the execution and/or effectuation of the Eos Merger Documents.

6. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent on or before January      , 2003: Agent shall have received (i) four (4) copies of this Amendment executed by Borrower and Lenders and consented and agreed to by Guarantors; (ii) payment of the Accommodation Fee, which fee shall be charged to Borrower’s loan account as a Revolving Advance; (iii) evidence satisfactory to Agent that the Original Owner has received the proceeds of the Capital Sale in immediately available funds and that Original Owner used a portion of such proceeds to repay the outstanding principal balance of the Bridge Loan, (iv) copies of the Agreement and Plan of Merger and the agreements and documents executed in connection therewith (collectively, the “EOS Merger Documents”); and (v) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

7. Representations and Warranties. Borrower hereby represents and warrants as follows:

(a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

8. Effect on the Loan Agreement.

(a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) Except as set forth in Section 5 hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

9. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

11. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

I.F.S. OF NEW JERSEY, INC., as Borrower

By:	/s/ Jack B. Hood
Name: JACK B. HOOD
Title: CFO

PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Robin L. Arriola
Name: ROBIN L. ARRIOLA
Title: VICE PRESIDENT

CONSENTED AND AGREED:

SARA ST. CLAIRE, INC.

By:	/s/ Jack B. Hood
Name: JACK B. HOOD
Title: CFO

INSTITUTIONAL FINANCING SERVICES INTERNATIONAL, INC.

By:	/s/ Jack B. Hood
Name: JACK B. HOOD
Title: CFO

INTERNATIONAL DEVELOPMENT AND INNOVATIONS, INC.

By:	/s/ Jack B. Hood
Name : JACK B. HOOD
Title: CFO

I.F.S. MANAGEMENT LLC

By:	/s/ Anthony R. Calandra
Name: ANTHONY R. CALANDRA
Title: Member

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